UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Apogee Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41740	93-4958665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent St., Building 17, Suite 102b, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 394-5230

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	APGE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

IL-31R Antibody Discovery Agreement

On June 17, 2026, Apogee Therapeutics, Inc. (the “Company”) entered into an antibody discovery agreement with Paragon Therapeutics, Inc. (“Paragon,” and the antibody discovery agreement between the Company and Paragon, the “IL-31R Discovery Agreement”). Under the terms of the IL-31R Discovery Agreement, Paragon generates and characterizes monospecific antibody candidates directed to interleukin 31 receptor (IL-31R). The associated activities may be supplemented or amended from time to time upon the mutual written agreement of the parties, which could include optional manufacturing and control activities (“CMC Activities”).

Under the IL-31R Discovery Agreement, the Company compensates Paragon for the activities that it performs, including reimbursement of qualifying amounts Paragon paid to unaffiliated contract research organizations, and a monthly research fee, subject to adjustment as provided in the IL-31R Discovery Agreement. If Paragon agrees to perform CMC Activities, then the Company will owe Paragon additional associated fees ranging from $1.3 million to $2.0 million, depending on the scope and type of activities.

The Company may terminate the IL-31R Discovery Agreement at any time upon 30 days’ prior written notice to Paragon. Paragon may terminate the IL-31R Discovery Agreement if the Company takes an action or fails to act in a manner that causes the Research Program (as defined in the IL-31R Discovery Agreement) or all material activities under the Research Plan (as defined in the IL-31R Discovery Agreement) to be suspended, discontinued or otherwise delayed for four consecutive months. Each party to the agreement has the right to terminate the IL-31R Discovery Agreement in response to the other party’s material breach or insolvency.

IL-31R License Agreement

On June 17, 2026, contemporaneously with the execution of the IL-31R Discovery Agreement, the Company entered into a license agreement with Paragon (the “IL-31R License Agreement”). Under the terms of the IL-31R License Agreement, Paragon granted to the Company an exclusive, worldwide, royalty-bearing, sublicensable right and license with respect to certain information, patent rights and sequence information related to antibodies discovered under the IL-31R Discovery Agreement and directed at the IL-31R target to use, make, sell, import, export and otherwise exploit the antibodies directed at the IL-31R target. Paragon retained a non-exclusive right under the foregoing to develop, manufacture, commercialize and otherwise exploit multispecific antibodies and multispecific products worldwide, subject to certain obligations to the Company (the “Paragon Non-Exclusive Rights”). The Company was also granted a right of first negotiation with Paragon concerning the development, license and grant of rights to certain multispecific antibodies. The Company is solely responsible for the continued development, manufacture and commercialization of products at our own cost and expense.

The Company is obligated to pay Paragon up to $23.25 million upon the achievement of specific development, clinical and regulatory milestones for the first product under the IL-31R License Agreement that achieves such specified milestones, including a payment of $5.25 million upon the first dosing of a human patient in a Phase I trial.

The Company is also obligated to pay royalties to Paragon equal to a low-single digit percentage of net sales of any products under the IL-31R License Agreement, including for IL-31R products in combination with other products licensed from Paragon, and Paragon has a similar obligation to pay royalties to the Company with respect to the Paragon Non-Exclusive Rights. Royalties are due on a product-by-product and country-by-country basis beginning upon the first commercial sale of each product and ending on the later of (i) 12 years after the first commercial sale of such product in such country and (ii) expiration of the last valid claim of a patent covering such product in such country (the “Royalty Term”).

Unless earlier terminated, the IL-31R License Agreement remains in effect until the expiration of the last-to-expire Royalty Term for any and all products. The Company may terminate the IL-31R License Agreement in its entirety or on a country-by-country or product-by-product basis at any time for any or no reason upon 60 days’ advance written notice to Paragon, and either party may terminate for (i) the other party’s material breach that remains uncured for 90 days (or 30 days with respect to any failure to make payments) following notice of such breach and (ii) the other party’s bankruptcy. Upon any termination prior to the expiration of the IL-31R License Agreement, all licenses and rights granted pursuant to the IL-31R License Agreement will terminate with respect to the terminated products and countries, and all other rights and obligations of the parties will terminate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*+	Antibody Discovery Agreement, dated June 17, 2026, by and between Paragon Therapeutics, Inc. and Apogee Therapeutics, Inc.
10.2*+	License Agreement, dated June 17, 2026, by and between Paragon Therapeutics, Inc. and Apogee Therapeutics, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit have been omitted. The registrant hereby agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

+ Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apogee Therapeutics, Inc.

Date: June 22, 2026	By:	/s/ Michael Henderson, M.D.
Michael Henderson, M.D.
Chief Executive Officer